UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On November 22, 2016, Office Depot, Inc. (the “Company” or “Office Depot”) entered into a definitive sale and purchase agreement (the “SPA”) by and among Office Depot Foreign Holdings LP, LLC (“Office Depot Foreign Holdings LP”), Office Depot Foreign Holdings GP, LLC (“Office Depot Foreign Holdings GP” and together with Office Depot Foreign Holdings LP, “Office Depot Foreign Holdings”), Aurelius Rho Invest NL DS B.V. (the “LP Purchaser”), and Aurelius Rho Invest NL Two B.V. (the “GP Purchaser”), each subsidiaries of The AURELIUS Group (LP Purchaser and GP Purchaser collectively shall be referred to as, the “Purchasers”), to sell the Company’s European business operations (the “OD European Business”). The annual revenue for the OD European Business is approximately €2 billion. The transaction is structured as an equity sale, for nominal consideration, with the Purchasers acquiring the OD European Business with its assets and liabilities (the “Transaction”).

The Transaction is subject to (i) receipt of antitrust clearance (or expiration of the relevant waiting period) of the European Commission (which the Purchasers must use its best endeavors to satisfy as soon as possible); and (ii) certain indemnities and undertakings by the Company and Office Depot Foreign Holdings and the Purchasers.

The SPA contains customary warranties of Office Depot Foreign Holdings and the Purchasers. Subject to certain exceptions, these warranties will survive for a period from 12 months to 5 years following the closing of the Transaction. In the event of a breach, Office Depot Foreign Holdings may be subject to a claim for damages, which, in some cases, would be subject to certain limitations.

Office Depot Foreign Holdings’ aggregate liability for all warranty and indemnity claims under the SPA is limited in aggregate to €10 million related to the OD European Business.

The Company will retain responsibility for the UK defined benefit pension plan, which will be facilitated through a transfer of the plan from the OD European Business to a subsidiary of the Company prior to the completion of the transaction under the SPA.

The Transaction is expected to close by the end of the calendar year, subject to the Purchasers obtaining necessary regulatory approval. Until the closing date, the Company has agreed to operate the OD European Business in the ordinary course. The Company may provide certain transitional services to the Purchasers for a limited period of time following the closing.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of SPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Form of Sale and Purchase Agreement Relating to the Transfer of the Partnership Interests in Office Depot (Netherlands) C.V., dated November 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: November 25, 2016

	By:	/s/ Stephen R. Calkins
Stephen R. Calkins Executive Vice President, Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit 2.1	Form of Sale and Purchase Agreement Relating to the Transfer of the Partnership Interests in Office Depot (Netherlands) C.V., dated November 22, 2016.